UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Enstar Group Limited (the “Company”) announced several executive promotions today following the retirement of President Paul O’Shea on March 1, 2023, which was previously disclosed within Item 5.02 of the Company's Form 8-K filed on July 6, 2022. Mr. O’Shea served the Company and its predecessor Castlewood Limited for 28 years. He remains on the Company’s board of directors (the “Board”) as a non-employee director, and he will participate in the Company’s non-employee director compensation program on the same terms as other members of the Board.
Orla Gregory has been appointed as President, effective March 2, 2023. With this appointment, Ms. Gregory, age 48, will no longer serve as Chief Financial Officer, a role she held since July 2022. Prior to her appointment as Chief Financial Officer, Ms. Gregory served as Acting Chief Financial Officer since 2021. She previously served as the Company’s Chief Operating Officer since 2016, and prior to that, in increasingly senior roles since joining the Company in 2003. Ms. Gregory also serves as a member of the Board, to which she was appointed in February 2022.
Also as of March 2, 2023, Matthew Kirk was named Chief Financial Officer of the Company. In this role, he will serve as the Company’s principal financial officer. Mr. Kirk, age 49, joined the Company in 2020 as Group Treasurer and has been responsible for treasury, capital management, and investor relations. From 2002 to 2020, he served in executive roles at Sirius International Insurance Group, including Group Treasurer and President & Managing Director of Sirius Investment Advisors. Mr. Kirk holds a B.S. in Accounting from the University of Delaware and an MBA from Columbia University and qualified as a Certified Public Accountant in 1998.
Paul Brockman was appointed as the Company’s Chief Operating Officer effective March 2, 2023. He will also continue to serve as the Company’s Chief Claims Officer. Mr. Brockman, age 50, has served as Chief Claims Officer since September 2020. He previously served as the President and Chief Executive Officer of the Company’ subsidiary, Enstar (US), Inc., since 2016.
The Company expects to enter into amended employment agreements with Ms. Gregory, Mr. Brockman, and Mr. Kirk to reflect the changes in their roles.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

March 3, 2023	By:	/s/ Orla Gregory
Orla Gregory
President